Exhibit 23.4

[Valuation Research Corporation Letterhead]

December 6, 2006

Re: Valuation Appraisal of Dayton Superior Corporation

We hereby consent to reference in the prospectus in the Form S-1 of Dayton Superior Corporation, filed with the Securities and Exchange Commission, and all amendments thereto, of our reports to Dayton Superior Corporation setting forth our appraisal of Dayton Superior Corporation’s securities, and to the use in such prospectus of our firm’s name and any statements contained in such reports, and also to the reference to our firm under the heading “Experts” in such prospectus. By giving such consent, Valuation Research Corporation does not thereby admit that it is an expert with respect to any part of Form S-1 in the meaning of the term “expert” as used in, or that Valuation Research Corporation comes within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ STUART GRUSKIN
VALUATION RESEARCH CORPORATION